UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-191251	99-0375676
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1512 E. Broward Blvd., Suite 300, Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 722-1300

SanSal Wellness Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “SanSal Wellness,” “we,” “us” and “our” refer to Veritas Farms, Inc. f/k/a SanSal Wellness Holdings, Inc. and its subsidiary.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years

On January 30, 2019, we filed a Certificate of Amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State changing our name from “SanSal Wellness Holdings, Inc.” to “Veritas Farms, Inc.” A copy of the Certificate of Amendment to Articles of Incorporation is filed as Exhibit 3.1 hereto. The aforementioned change of name and a related change in the Company’s OTC markets trading symbol from SSWH to VFRM received authorization from FINRA effective February 5, 2019.

A copy of the Company’s press release dated February 4, 2019 announcing effectiveness of the change of name and trading symbol is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description

3.1	Certificate of Amendment to Articles of Incorporation of Veritas Farms, Inc. (f/k/a SanSal Wellness Holdings, Inc.)

99.1	Press release of Veritas Farms, Inc. dated February 4, 2019, announcing the Company’s change of name and trading symbol

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2019	VERITAS FARMS, INC.

	By:	/s/ Alexander M. Salgado
Alexander M. Salgado, Chief Executive Officer